UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

ARROWHEAD RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARROWHEAD RESEARCH CORPORATION

1118 EAST GREEN STREET

PASADENA, CALIFORNIA 91106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JANUARY 20, 2005

TO THE STOCKHOLDERS OF ARROWHEAD RESEARCH CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arrowhead Research Corporation, a Delaware corporation (the “Company”), will be held on Thursday, January 20, 2005, at 10:00 a.m., PST, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 for the following purposes:

1.	Elect four (4) directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.	To approve a proposed amendment to the Company’s Certificate of Incorporation (as amended on January 12, 2004, referred to as the “Arrowhead Certificate”) that would enable the Company’s Board to increase the number of authorized shares of stock of the Company from 60,000,000 to 75,000,000.

3.	Vote to approve the Company’s 2004 Equity Incentive Plan, attached to this Proxy Statement as Annex A;

4.	To ratify the selection of Rose, Snyder & Jacobs, LLP as independent auditors of the Company for the year ending September 30, 2005; and
5.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 14, 2004 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

/s/ Joseph T. Kingsley
Joseph T. Kingsley Chief Financial Officer and Secretary

Pasadena, California
December 27, 2004

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders; please mark, date, sign and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting will be held on Thursday, January 20, 2005. Please return your proxy promptly so that your vote can be tabulated and certified for the Meeting.

ARROWHEAD RESEARCH CORPORATION

1118 East Green Street

Pasadena, California 91106

(626) 792-5549

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JANUARY 20, 2005

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of Arrowhead Research Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, January 20, 2005, at 10:00 a.m., PST, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101.

The Company anticipates that these proxy solicitation materials will first be mailed on or about December 29, 2004, to all stockholders entitled to vote at the Annual Meeting.

Record Date

Only holders of record of voting stock at the close of business on December 14, 2004 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 13,807,549 shares of voting common stock.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each share of the Company’s common stock (“Common Stock”) is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for director, (ii) FOR the increase in authorized shares of stock from 60,000,000 to 75,000,000, (iii) FOR the approval of the Company’s 2004 Equity Incentive Plan, and (iv) FOR the ratification of the selection of Rose, Snyder & Jacobs, LLP as independent auditors of the Company for the year ending September 30, 2005. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board (the “Board”).

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card. Please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

With respect to Proposals One, Three and Four, abstentions will be counted for the purpose of determining the presence and absence of a quorum for the transaction of business at the Annual Meeting. However, abstentions will not be counted in the total number of Votes Cast with respect to Proposal One, Two or Three. Accordingly, abstentions will not affect the outcome of Proposal One, Three or Four unless such shares are necessary to satisfy the quorum requirement, in which case abstentions will have the same effect as a vote against the proposal.

With respect to Proposal, Two, abstentions will be counted for purposes of determining both the presence and absence of a quorum for the transaction of business as well as the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at the Company’s Annual Meeting of Stockholders for fiscal 2006 must ensure that the proposal is received by the Corporate Secretary at Arrowhead Research Corporation, 1118 East Green Street, Pasadena, CA 91106, not later than August 1, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated the following four persons as directors to serve until the next Annual Meeting, or until their successors have been duly elected and qualified. Each of the nominees is now a director of Arrowhead. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of Arrowhead Research. The four nominees receiving the greatest numbers of votes at the meeting will be elected to the four director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s four nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth with respect to each nominee for election (1) his age, and (2) position with Arrowhead.

Our Board recommends that you vote FOR each of the nominees listed below.

Name	Age	Position with Arrowhead
R. Bruce Stewart	67	President, Chief Executive Officer and Chairman of the Board
Edward W. Frykman*	68	Director
LeRoy T. Rahn*	69	Director
Charles P. McKenney*	65	Director

*	Member of the Audit Committee, Compensation Committee and Nomination/Governance Committee.

R. Bruce Stewart has been President and Chairman of the Board of the Company since January 2004. Mr. Stewart was the Chairman of the Board of the predecessor California corporation since its inception in May 2003 and devoted much of his time from early in 2003 to development of its plan of operations. Mr. Stewart founded Acacia Research Corporation in March 1991, and was employed by Acacia Research Corporation in various capacities until January 2003, serving as its President from inception through January 1997, Chairman until April 2000 and as a senior advisor until January 2003. From August 1977 to March 1991, Mr. Stewart was the President of Annandale Corporation. He also was a licensed principal of Annandale Securities, Inc., a licensed broker-dealer.

Edward W. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the Manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman was a director in the predecessor California corporation since its inception in May 2003 until January 2004, when he became a director of the Company. Mr. Frykman is also a director of Acacia Research Corporation (NASDAQ: ACTG & CBMX), a publicly-held corporation based in Newport Beach, California.

LeRoy (Lee) T. Rahn was a partner with the intellectual property law firm of Christie, Parker & Hale from 1968 to 2003, more than 30 years, with a practice focused on assisting clients in protecting their intellectual property through obtaining, maintaining and enforcing patents and other legal rights. He retired from the law firm’s partnership in 2003, but remains affiliated with the firm on an “of counsel” basis. He is a former president of the Los Angeles Intellectual Property Association and frequently makes presentations on intellectual property law to legal and trade groups. Prior to becoming an attorney, Mr. Rahn obtained a degree in electrical engineering. Mr. Rahn was a director in the predecessor California corporation from December 2003 to January 2004 when he became a director of the Company.

Charles P. McKenney has maintained a government affairs law practice in Pasadena, California since 1989, representing businesses and organizations in their relations with state and local government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping to organize and carry out Sears’ western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California City Council as well as on several city boards and committees, including three city Charter Reform Task Forces. Mr. McKenney became a director of the Company in March 2004.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of the Company’s directors are independent, other than Mr. Stewart. Independent directors do not receive consulting, legal or other fees from Arrowhead, other than Board and Committee compensation.

•	All of the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadresearch.net. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC.

•	The Audit, Compensation and Nominating/Governance Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of the Code of Business Conduct and Ethics Policy, the Company has made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with the Board or any individual director can write to: Joseph T. Kingsley, Corporate Secretary, Arrowhead Research Corporation, 1118 East Green Street, Pasadena, CA 91106. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed; or

•	Attempt to handle the inquiry directly, for example, requests for information or stock-related matters.

Board Meetings and Committees

The Board held a total of 3 meetings during the year ended September 30, 2004. The Board has three standing committees - an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee. Current committee members are listed below. New committee members will be appointed at the Board meeting immediately following the Annual Meeting of Stockholders.

The functions of the Audit Committee are to recommend selection of independent public accountants to the Board, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee met in executive session one time during fiscal 2004. The current members of the Audit Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of

NASDAQ. The Board has determined that Mr. Frykman is a “financial expert” who is independent of management in accordance with the applicable regulations. The Audit Committee Charter is available on the Company’s website at www.arrowheadresearch.net.

The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2004 Equity Incentive Plan (the “2004 Incentive Plan”) and the 2000 Stock Option Plan (the “2000 Option Plan”). The Compensation Committee is specifically responsible for determining the compensation of its Chief Executive Officer. The Compensation Committee met one time during fiscal 2004. The current members of the Compensation Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Compensation Committee are independent directors under the Rules of the SEC and the listing standards of NASDAQ. The Compensation Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.net.

The Nominating/Governance Committee is responsible for proposing a slate of directors for election by the stockholders at each Annual Stockholders Meeting and for proposing candidates to fill any vacancies. The current members of the Nominating Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Nominating/Governance Committee met one time in fiscal 2004. The Nominating/Governance Committee was established on April 5, 2004 and its charter is available on the Company’s website at www.arrowheadresearch.net.

The Nominating/Governance Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nominating Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nominating/Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Nominating/Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nominating/Governance Committee (or its chairman) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating/Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nominating/Governance Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nominating/Governance Committee under the provisions, set forth below, for communication with the Board. The deadline for such nominees for election to the Board at the Company’s 2006 Annual Meeting of Stockholders is August 1, 2005.

The Nominating/Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; business experience at the corporate level; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the needs of the Company. In the past year, Arrowhead has recruited a director with intellectual property experience and will seek to fill the current vacancy on the board with an individual with significant relevant scientific and operating experience. However, during any search the Nominating/Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during fiscal 2004, and (ii) the total number of meetings held by all committees of the Board during fiscal on which such person served.

Non-Employee Director Compensation

In December 2004, the Board adopted a Compensation Policy for non-employee directors, which provides that beginning January 2005, each non-employee director will receive an annual retainer of $4,000 per year (so long as such director attends at least seventy-five percent (75%) of the regular meetings of the Board.) A non-employee Chairman would receive a $6,000 annual retainer. The policy provides for the grant of a nonstatutory stock option to purchase 10,000 shares of common stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. Non-employee directors that have served on the Board for at least six months also receive automatic grants of nonstatutory stock options to purchase 10,000 shares of common stock upon re-election each year with a non-employee Chairman of the Board receiving an automatic grant of nonstatutory stock options to purchase 15,000 shares of common stock. All options granted to non-employee directors vest on the anniversary of the grant. We also pay out of pocket expenses.

Non-employee directors do not receive compensation from Arrowhead other than as a director or as committee member. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY

The Board has adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to a total of 75,000,000 shares (the “Amendment”). The authorized stock of the Company, prior to the approval of the Amendment, consists of 60,000,000 shares, with 50,000,000 shares of authorized Common Stock and 10,000,000 shares of authorized preferred stock. After giving effect to the Amendment, the Company will have a total of 75,000,000 authorized shares, consisting of 70,000,000 shares of authorized Common Stock and 5,000,000 shares of authorized preferred stock.

The proposed additional shares may be used in connection with possible equity financings, acquisitions, investments, management incentive and employee benefit plans, stock splits or dividends, and for other purposes. While the Company is still in development stage, the Board anticipates issuing additional equity to provide funding for the Company and its subsidiaries. The Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of Common Stock, but expects to explore potential equity financing and acquisitions from time to time, as opportunities arise. The Board believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue enough shares of stock without the expense and delay of a special stockholders’ meeting.

Authorized but unissued shares of the Company’s Common Stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by Delaware law or the rules of The NASDAQ Stock Market.

The Amendment could make it more difficult for a third party to acquire the Company. It could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, the Amendment could limit the price that investors are willing to pay in the future for shares of the Company’s Common Stock.

If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation.

Vote Required; Recommendation of the Board

The approval of the Amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company requires the affirmative vote of a majority of the outstanding Common Stock of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE

APPROVAL OF THE ADOPTION OF THE 2004 EQUITY INCENTIVE PLAN

We believe that employees, directors, consultants and key advisors should have a significant stake in the Company’s stock under programs that link compensation to shareholder return. As a result, stock option grants are an integral part of the Company’s compensation program. The Company currently relies on a single plan, the 2000 Option Plan, for these grants and has less than 1,500,000 shares of Common Stock remaining under the 2000 Option Plan for future grants.

In December 2004, the Board of Directors approved the 2004 Incentive Plan pursuant to which an aggregate of 3,000,000 shares of the Company’s Common Stock were reserved for issuance to employees, directors, consultants and key advisors of the Company and its subsidiaries, subject to stockholder approval at the 2004 Annual Meeting. This proposal is to ensure that the Company continues to be able to give appropriate equity incentives to its key employees, directors and consultants and that, to this end, a sufficient number of shares of the Company’s Common Stock is available for awards to attract, retain and motivate selected participants with outstanding experience and ability. The 2004 Incentive Plan is intended to replace the Company’s existing 2000 Option Plan. If the 2004 Incentive Plan is adopted, the Company will not issue any additional options or shares under the 2000 Option Plan.

The following summary of the 2004 Incentive Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2004 Incentive Plan, which is attached to this Proxy Statement as Annex A.

Eligibility

The 2004 Incentive Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors, consultants and key advisors of the Company and its subsidiaries. As of December 1, 2004, approximately 30 employees, directors and consultants were eligible to receive awards under the 2004 Incentive Plan.

Purpose

The purpose of the 2004 Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees, directors and consultants with an incentive for outstanding performance. The 2004 Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company largely depends for the success of its operations.

Administration

The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Available Shares; Limitations on Awards

No more than 3,000,000 shares of Common Stock may be issued in the aggregate under the 2004 Incentive Plan. If awards are granted under the 2004 Incentive Plan and subsequently expire or are forfeited to the Company, the shares of Common Stock underlying those awards will be available for reissuance.

If the 2004 Incentive Plan is approved by shareholders, no further awards will be made under the 2000 Option Plan.

Options

Plan participants may receive options to purchase shares of Common Stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the Common Stock on the date of the grant. Grants of option rights under the 2004 Incentive Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted Common Stock owned for a period of time acceptable to the plan committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the Company achieving management objectives. No incentive options shall be exercisable more than 5 years after the date of grant.

Stock Appreciation Rights

The 2004 Incentive Plan permits the grant of three types of Stock Appreciation Rights (“SARS”) SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is a SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

The 2004 Incentive Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/Share Awards

The 2004 Incentive Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied.

After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/shares.

Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term

The 2004 Incentive Plan will become effective as of December 1, 2004, subject to approval by the stockholders. No grants of incentive stock options may be made under the 2004 Incentive Plan after December 1, 2014. All awards made under the 2004 Incentive Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the 2004 Incentive Plan.

Nontransferability of Awards

Awards granted under the 2004 Incentive Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the 2004 Incentive Plan.

PROHIBITION ON REPRICINGS. The Committee may not lower the exercise price of outstanding option rights without the approval of the Company’s stockholders.

ADJUSTMENTS. The maximum number of shares of Common Stock which may be awarded under the 2004 Incentive Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of the Company.

Market Value of Underlying Securities of the 2004 Incentive Plan

Common Stock underlies all of the options and rights to be awarded under the 2004 Incentive Plan. The market value of the Common Stock at the close of trading on December 1, 2004 was $2.35 per share.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to awards under the 2004 Incentive Plan, based on federal income tax laws currently in effect. The following summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of Common Stock purchased or granted pursuant to, or any other award granted under, the 2004 Incentive Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

INCENTIVE STOCK OPTIONS. A plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a plan participant must exercise the option not later than three (3) months after he or she ceases to be an employee of the Company and its subsidiaries (one (1) year if he or she is disabled). To satisfy the holding period requirement, a plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

If a plan participant disposes of shares of Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price of the option.

NON-QUALIFIED STOCK OPTIONS. In general, a plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income, if the underlying shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. At the time of the sale of the shares of Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

STOCK APPRECIATION RIGHTS. A plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

RESTRICTED SHARES. In general, a plan participant will not recognize ordinary income upon receipt of restricted shares. The plan participant will recognize ordinary income when the shares are transferable by the plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

PERFORMANCE UNITS. A plan participant will not recognize income upon the grant of performance units. In general, a plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

TAX CONSEQUENCES TO THE COMPANY. To the extent that a plan participant recognizes ordinary income as described above, the Company, or its subsidiary for which the plan participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Vote Required

Under applicable law and our Bylaws, the 2004 Incentive Plan must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting, at which a quorum is present. For this purpose, abstentions and broker non-votes will have no affect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the affect of a vote against the proposal. We believe that stockholder approval in accordance with our Bylaws will also satisfy the stockholder approval requirement of the Section 162(m) Regulations.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee, with the ratification of our Board selected the accounting firm of Rose, Snyder & Jacobs LLP (“RS&J”) as the Company’s independent auditors for the fiscal year ended September 30, 2005, and that selection is now being submitted to the shareholders.

Attendance of Annual Meeting. A representative of RS&J will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Vote Required; Recommendation of the Board

Proposal Four must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no affect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the affect of a vote against the proposal.

Notwithstanding the approval by the stockholders of the appointment of RS&J, the Audit Committee may, if the circumstances warrant, appoint other independent auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

VOTING SECURITIES OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 1, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. The address of each shareholder is 1118 East Green Street, Pasadena, CA 91106.

Name	Number of Shares		Percentage Ownership
Dr. M. Robert Ching	3,632,308	(1)	26.6%
Kreuzfeld, Ltd.	2,350,000	(2)	17.2%
Nicolas Rogivue	1,100,000	(3)	8.1%
Robert B. Stewart, Jr.	1,107,967	(4)	8.1%
David Lackey	996,065	(5)	7.3%
Philip & Judith Damashek	933,334	(6)	6.8%
Drake Revocable Trust	916,834	(7)	6.7%
Thomas C. Stewart	820,000	(8)	6.0%
R. Bruce Stewart	724,500	(9)	5.3%
Edward W. Frykman	150,000	(10)	*
LeRoy T. Rahn	50,000	(11)	*
Charles P. McKenney	25,200	(12)	*
Joseph T. Kingsley	—		*
All executive officers and directors as a group (5 persons)	949,200	(13)	7.0%

*	Less than one percent.
(1)	Includes 311,248 shares of Common Stock held by the M. Robert Ching, M.D., Inc. Defined Benefit Pension Plan, 71,066 shares owned by the M. Robert Ching, M.D., Inc. Money Purchase Pension Plan, and 1,433,840 shares 1,433,840 shares owned by The Ching Revocable Trust. Includes 1,829,487 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.
(2)	Includes 1,100,000 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004. Markus Winkler is the Managing Director of Kreuzfeld Ltd. and exercises beneficial ownership (voting and investment power) with respect to the shares held by Kreuzfeld Ltd.
(3)	Includes 550,000 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.
(4)	Includes 684,533 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.
(5)	Includes 756,065 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.
(6)	Includes 466,667 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.
(7)	Includes 416,667 shares issuable upon the exercise Warrants that are exercisable within 60 days of December 1, 2004.
(8)	Includes 510,000 shares issuable upon the exercise of Warrants that are exercisable within 60 days of December 1, 2004.

(9)	Includes 265,000 shares issuable upon the exercise of stock options and warrants that are exercisable within 60 days of December 1, 2004.
(10)	Includes 100,000 shares issuable upon the exercise of stock options and warrants that are exercisable within 60 days of December 1, 2004.
(11)	Includes 50,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 1, 2004.
(12)	Includes 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of December 1, 2004.
(13)	See footnotes (9) - (12). Includes 427,500 shares issuable upon exercise of stock options and warrants held by executive officers and directors that are exercisable within 60 days of December 1, 2004.

EXECUTIVE OFFICER COMPENSATION

Executive Officers of the Registrant

Name	Age	Position with Arrowhead
R. Bruce Stewart	67	President, Chief Executive Officer and Chairman of the Board

Joseph T. Kingsley	59	Chief Financial Officer & Secretary

R. Bruce Stewart. See Proposal One – Election of Directors.

Joseph T. (Ted) Kingsley has been the Chief Financial Officer of Arrowhead since September 2004. Mr. Kingsley brings to Arrowhead more than 20 years of executive-level, financial management experience in biotech, commercial, international, and defense-related industries. Prior to joining the Company, from January 2002 to September 2004, he was Chief Financial Officer for Eidogen, Inc. a Pasadena-based company developing computational drug discovery platforms. From March 1997 to January 2002, Mr. Kingsley was Chief Financial Officer for Paracel, an integrated turnkey computer systems provider for the life sciences community that was acquired by Celera Genomics (AMEX:CRA) in June 2000. Mr. Kingsley held similar positions with Pico Products, a publicly-held cable TV product supplier, Kaiser Marquardt, Inc., and Science Applications International Corp. (SAIC), a Fortune 500 government and commercial contractor. Mr. Kingsley is a CPA. He received his B.A. in Economics from Ohio Wesleyan University, and his MBA from Northwestern University.

Summary Compensation Table

The Company does not have employment agreements with any of its executive officers. The following table sets forth all compensation received for services rendered to the Company in all capacities during the years ended September 30, 2004 and 2003 for the Company’s Chief Executive Officer and the other executive officers of the Company. There were no other executive officers whose total compensation for the year 2004 exceeded $100,000.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)		All Other Compensation ($)
R. Bruce Stewart	2004	$60,000	—	—	—		—
President and Chief Executive Officer	2003	$25,000	—	—	250,000	(2)	—

Joseph T. Kingsley	2004	11,305	—	—	(3)		—
Chief Financial Officer	2003	N/A	N/A	N/A	N/A		N/A

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2)	Options vest in 40 equal monthly installments from October 2004 to September 2008.
(3)	Mr. Kingsley joined the Company on September 7, 2004, and on October 11, 2004 was granted options to purchase 300,000 shares of Common Stock vesting in 40 equal monthly installments from May 2005 to April 2009.

Stock Option Plans

The Company’s stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees, directors and consultants and align their interests with stockholder interests. Options granted under the option plans expire either 5 or 10 years from the grant date and generally vest over four years.

All stock option grants to our executive officers are made after a review by, and with the approval of, either the Compensation Committee of the Board or the entire Board. All members of the Compensation Committee are independent directors, as defined in the applicable rules for issuers traded on the NASDAQ Stock Market. Our executive officers include Mr. Stewart, President and Chief Executive Officer, and Mr. Kingsley, Chief Financial Officer. See the “Compensation Committee Report” appearing later in this Proxy Statement for further information concerning the policies and procedures of the Company and the Compensation Committee regarding the use of stock options.

During the year ended September 30, 2004, options to purchase a total of 1,570,000 shares of Common Stock were granted. After deducting 25,000 shares for options forfeited, net option grants were 1,545,000. Net option grants during the year represented 11.3% of our total outstanding Common Shares of 13,631,546 as of September 30, 2004.

The following table summarizes the net stock option grants to our employees, directors and executive officers during fiscal 2004:

2004
Net grants during the period as a % of total outstanding common shares	11.3%
Grants to directors and executive officers during the period as a % of total options granted during the period	23.9%
Grants to directors and executive officers during the period as a % of total outstanding Common Stock	2.8%
Cumulative options held by directors and executive officers as a % of total options outstanding	23.9%
Options available for grant as a % of total outstanding Common Stock	9.6%

At September 30, 2004, a total of 1,305,000 options were available for grant under our 2000 Option Plan. The 2004 Incentive Plan was adopted on December 1, 2004 and reserves 3,000,000 shares of Common Stock for issuance under that plan. If approved by the Company’s stockholders, the 2004 Incentive Plan will replace the 2000 Option Plan.

The following table summarizes outstanding stock options that are “in-the-money” and “out-of the-money” as of September 30, 2004. For purposes of this table, in-the-money stock options are those options with an exercise price less than $5.50 per share, the closing price of Arrowhead Research Corporation on September 30, 2004 and out-of-the-money stock options are stock options with an exercise price greater than or equal to the $5.50 per share closing price.

	Exercisable		Unexercisable
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
In the money	310,000	$1.00	1,179,000	$1.00

Out of the money	0	—	0	—

Total options	310,000	$1.00	1,179,000	$1.00

Option Grants in 2004

The following table sets forth certain information regarding stock options granted during the year ended September 30, 2004 to each of the executive officers named in the table under “Executive Officer Compensation—Summary Compensation Table.”

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year (1)	Exercise Price ($/Sh)	Expiration Date
R. Bruce Stewart	250,000	22.3%	$1.00	2/15/14
Joseph T. Kingsley(2)	—	—	—	—

(1)	Options vest in 40 equal monthly installments from October 2004 to September 2008.
(2)	Mr. Kingsley joined the Company on September 7, 2004, and on October 11, 2004, was granted options to purchase 300,000 shares of Common Stock vesting in 40 equal monthly installments from May 2005 to April 2009.

Aggregated Option Exercises In 2004 and 2004 Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options during fiscal 2004 and the value of unexercised options as of September 30, 2004 for each of the executive officers named in the table under “Executive Compensation—Summary Compensation Table.”

			Number of Securities Underlying		Value of
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable Options (#)	Unexercisable Options (#)	Exercisable Options (1)($)	Unexercisable Options (1)($)
R. Bruce Stewart	0	0	0	250,000	—	$1,375,000
Joseph T. Kingsley (2)	0	0	0	0	—	—

(1)	Market value of underlying securities based on the $5.50 closing price of the Common Stock on September 30, 2004 (the last market trading day in fiscal 2004) minus the exercise price.
(2)	Mr. Kingsley joined the Company on September 7, 2004, and on October 11, 2004, was granted options to purchase 300,000 shares of common stock vesting in 40 equal installments monthly from May 2005 to April 2009.

Equity Compensation Plan Information

The following table gives information about our stock that may be issued under our existing 2000 Option Plan as of September 30, 2004.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in colum (a)) (c)
Equity compensation plans approved by security holders	1,539,000	$1.00	1,305,000
Equity compensation plans not approved by security holders (1)	—	—	—

Total	1,539,000		1,305,000

(1)	Our Board has approved our 2004 Incentive Plan and, if that plan is approved by our stockholders, all future grants will be made pursuant to the 2004 Incentive Plan. At this time, no options have been issued under the 2004 Incentive Plan.

Material Features of the Stock Option Plans

The 2000 Option Plan was adopted by the Board of Interactive, Inc. The 2000 Plan authorized issuance of options to issue up to 3,000,000 shares of the Company’s common stock. The 2000 Option Plan is administered by the Compensation Committee. For the material features of the 2004 Equity Incentive Plan, please see the description contained in Proposal Three.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the SEC and the Company reports of ownership, and changes in ownership, of Common Stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended September 30, 2004, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows. Form 3s for the Company’s directors were filed late as follows: a Form 3 for Mr. Stewart was filed on March 17, 2004, a Form 3 for Mr. Frykman was filed on February 18, 2004, a Form 3 for Mr. Rahn was filed on October 8, 2004, and a Form 3 for Mr. McKenney was filed on October 8, 2004. Dr. Bockrath, a former director of the Company, did not file Form 3 to report an award of 50,000 shares on January 12, 2004, and Mr. James R. Phillips, Jr., also a former director of the Company, filed a Form 4 on April 16, 2004 to report options for 50,000 shares granted on March 31, 2004. Additionally, Mr. Stewart and Mr. Frykman failed to file Form 4s to report option grants of 250,000 and 50,000 shares, respectively, on February 15, 2004. These transactions were reported on Form 5s on November 15, 2004. Based on our review of the filings made with the SEC, M. Robert Ching, a beneficial holder of more than 10% of our Common Stock, filed a Form 3 on December 15, 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board is composed of three non-employee directors, namely Messrs. Frykman, Rahn and McKenney. No interlocking relationship exists between the Company’s Board and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company is comprised of three independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary managerial, technical and manufacturing talent to enable the growth from a development stage company into one with profitable commercialized products.

During fiscal 2004, the Chief Executive Officer received nominal consideration due to the Company’s developmental stage and limited cash resources. When deemed appropriate by the Board, the CEO’s compensation will be determined based on comparable salaries of chief executive officers in similar technology companies. The Compensation Committee does not limit this comparison to the nanotechnology industry, which is relatively small. The Compensation Committee will consult industry reports as appropriate in determining the CEO’s compensation. The Compensation Committee has used, and expects to continue to use, equity grants as a significant part of the compensation package of the chief executive officer as is appropriate in a development stage company such as Arrowhead.

For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer to review the yearly objectives of the other executive officers at the year-end to analyze inputs on the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as industry comparable information as discussed previously.

The Compensation Committee also administers the Company’s Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee approves stock option grants to all other employees. The overall framework guide on stock options at all salary levels is based on industry comparable information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based primarily on an individual’s responsibility within the Company, as well as such individual’s performance, responsibilities and position within the Company, as well as such individual’s past awards. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the company.

Because the Company is in the early stages of development, the Compensation Committee believes that performance is not appropriately measured by traditional financial performance criteria, such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the Company has achieved certain goals, such as successful license acquisition, infrastructure, product development activities and scientific advances, ultimately intended to lead to profitability and earnings.

$1,000,000 Limit on Tax Deductible Compensation

Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Edward W. Frykman, Chairman

LeRoy T. Rahn

Charles P. McKenney

FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

We entered into an agreement with RS&J on July 20, 2004, fixing our aggregate fees at $47,000 for professional services rendered by RS&J for the audit of our annual financial statements for the fiscal year ended September 30, 2004 and for the review of the financial statements included in our quarterly reports on Form 10-Q for the remainder of that fiscal year. These fees also include review of audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

The following table sets forth the aggregate fees billed to us by RS&J and Kevin J. Breard, CPA, our former auditors, for the years ended September 30, 2004 and September 30, 2003:

	Year Ended September 30,
	2004	2003
Audit Fees (1)	$—	$4,500
Audit-related fees (2)	33,135	—
Tax fees (3)	—	—
All other fees (4)	—	—

Total	$33,135	$4,500

(1)	Fees for the Audit of the 2004 Financial Statements are estimated to be $47,000 of which none was paid in FY 2004.
(2)	As of September 30, 2004, $21,500 was paid to Rose, Snyder Jacobs and $11,635 was paid to Kevin Breard, CPA, our former independent auditors, in connection with review of the Company’s financial statements.
(3)	This category consists of professional services rendered by RS&J for tax compliance and tax consulting. No tax services were rendered to the Company by the independent auditors during fiscal year 2004.
(4)	None

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with RS&J its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.

Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Edward W. Frykman, Chairman

LeRoy T. Rahn

Charles P. McKenney

CERTAIN TRANSACTIONS

Mr. Robert Stewart acted on behalf of the Company in connection with its private placement of securities in January 2004. In connection with this work, Mr. Stewart received $130,550 and warrants to purchase 87,033 shares at an exercise price of $1.50 from the Company. Mr. Stewart is the son of R. Bruce Stewart, Arrowhead’s President and Chief Executive Officer.

FORM 10-KSB

Investor Information

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 10-KSB, S-3, 10-QSB, 8-K, Proxy, and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.arrowheadresearch.net as soon as reasonably practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Investor Relations.

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph T. Kingsley
Joseph T. Kingsley Chief Financial Officer and Secretary

Pasadena, California
December 27, 2004

ARROWHEAD RESEARCH CORPORATION

2004 Equity Incentive Plan

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Background and Effective Date. The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted and effective as of December 1, 2004, subject to approval by the stockholders of the Company within twelve (12) months. The Company will seek stockholder approval in the manner and to the degree required under Applicable Laws. Awards may be granted prior to the receipt of stockholder approval, but such grants shall be null and void if such approval is not in fact received within twelve (12) months.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3 Duration of the Plan. The Plan shall commence on the date specified in Section 1.1 and subject to SECTION 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after January 20, 2004.

1.4 Termination of Old Plans. The Company’s existing stock option plan (the 2000 Stock Option Plan) shall terminate effective upon stockholder approval of this Plan, and no further grants of awards shall be made under that plan after the date of such approval. The termination of that plan will not affect the rights of holders of options previously granted and outstanding under that plan.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Applicable Laws” means the requirements relating to the administration of equity plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

Annex A-1

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” is defined in Section 15.4.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

2.11 “Company” means Arrowhead Research Corporation, a Delaware corporation, or any successor thereto.

2.12 “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.15 “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.17 “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Share shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

2.18 “Freestanding SAR” means a SAR that is granted independently of any Option.

Annex A-2

2.19 “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.23 “Participant” means an Employee, Consultant or Director who has an outstanding Award.

2.24 “Performance Share” means an Award granted to an Employee pursuant to SECTION 8 having an initial value equal to the Fair Market Value of a Share on the date of grant.

2.25 “Performance Unit” means an Award granted to an Employee pursuant to SECTION 8 having an initial value (other than the Fair Market Value of a Share) that is established by the Committee at the time of grant.

2.26 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

2.27 “Plan” means the Arrowhead Research Corporation 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.28 “Restricted Stock” means an Award granted to a Participant pursuant to SECTION 7.

2.29 “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.31 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.32 “Shares” means the shares of common stock, $0.001 par value, of the Company.

2.33 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of SECTION 7 is designated as an SAR.

2.34 “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.36 “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

Annex A-3

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.

3.2 Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

3.3 Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Shares Available.

4.1.1 Maximum Shares Available under Plan. The aggregate number of Shares available for issuance under the Plan may not exceed three million (3,000,000) Shares. Such shares may be authorized but unissued shares or treasury shares.

4.1.2 Adjustments. All Share numbers in this Section 4.1 are subject to adjustment as provided in SECTION 15.

4.2 Number of Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

Annex A-4

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

4.3 Lapsed Awards. If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

5.3 Option Price. Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of

Annex A-5

the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

5.4 Expiration of Options. Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1 Expiration Dates.

(a) The date for termination of the Option set forth in the Award Agreement;

(b) The expiration of ten years from the date the Option was granted, or

(c) The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or

(d) The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

(e) The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

5.4.2 Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and

Annex A-6

(ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

5.9 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Annex A-7

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1 ISOs. Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

6.8 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

Annex A-8

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this SECTION 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrowhead Research Corporation 2004 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Arrowhead Research Corporation.”

7.5 Removal of Restrictions. Except as otherwise provided in this SECTION 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.

Annex A-9

7.9 Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

8.3 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.

8.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.5 Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.

8.6 Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 9

BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

Annex A-10

SECTION 10

DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

RIGHTS OF EMPLOYEES AND CONSULTANTS

11.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

11.2 Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12

AMENDMENT, SUSPENSION, OR TERMINATION

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13

TAX WITHHOLDING

13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

13.2 Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld. The value of the Shares to be delivered will be based on their Fair Market Value on the date of delivery.

SECTION 14

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the

Annex A-11

Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

15.1 Changes in Capitalization; No Award Repricing. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

Annex A-12

15.4 Change in Control. In the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Participant in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

SECTION 16

CONDITIONS UPON ISSUANCE OF SHARES

16.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 17

INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Annex A-13

SECTION 18

RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECTION 19

LEGAL CONSTRUCTION

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws.

19.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

19.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Annex A-14

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ARROWHEAD RESEARCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JANUARY 20, 2005

The undersigned stockholder of ARROWHEAD RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 27, 2004, and hereby appoints R. Bruce Stewart and Joseph T. Kingsley, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Arrowhead Research Corporation to be held on Thursday, January 20, 2005 at 10:00 a.m., local time, at the Sheraton Pasadena, 303 Cordova Street, Pasadena, CA 91101 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

☒	Please mark votes as in this example

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees listed below)	☐	EXCEPTIONS

Director Nominees: R. Bruce Stewart         Edward W. Frykman         LeRoy T. Rahn         Charles P. McKenney

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION THAT WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF STOCK OF THE COMPANY FROM 60,000,000 TO 75,000,000.

☐ FOR                                 ☐AGAINST                             ☐ABSTAIN

3. PROPOSAL TO APPROVE THE COMPANY’S 2004 EQUITY INCENTIVE PLAN.

☐ FOR                                 ☐AGAINST                             ☐ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF ROSE, SNYDER & JACOBS, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING SEPTEMBER 30, 2005.

☐ FOR                                 ☐AGAINST                             ☐ABSTAIN

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [  ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this consent will be IN FAVOR OF Proposals 1, 2, 3 and 4, and as the proxy holders deem advisable on such other matters as may properly come before the meeting. This Proxy is revocable with respect to any Proposal at any time before the date on which at least the a majority of the outstanding shares of Common Stock have consented to that Proposal.